As filed with the Securities and Exchange Commission on November 12, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Platform Specialty Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	2890	37-1744899
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

5200 Blue Lagoon Drive, Suite 855

Miami, FL 33126

(203) 575-5850

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frank J. Monteiro

Chief Financial Officer

5200 Blue Lagoon Drive, Suite 855

Miami, FL 33126

(203) 575-5850

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Donn A. Beloff, Esq.	Peter M. Labonski, Esq.
Jason T. Simon, Esq.	Keith L. Halverstam, Esq.
Greenberg Traurig, P.A.	Latham & Watkins LLP
401 East Las Olas Boulevard, Suite 2000	885 Third Avenue
Fort Lauderdale, FL 33301	New York, NY 10022
(954) 765-0500	(212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-199816

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share	$402,902,500(3)	$46,817.28(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	$402,500,000 of securities were registered under Commission File No. 333-199816, for which a filing fee of $46,770.50 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the registration statement on Form S-1 (File Number 333-199816) (the “Prior Registration Statement”) declared effective on November 10, 2014 by the Commission, and is being filed for the purpose of registering additional securities in amounts that do not exceed 20% of the Maximum Aggregate Offering Amount for such securities contained in the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Prior Registration Statement, including each of the exhibits incorporated by reference therein. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules.

(A) Exhibits

		Incorporated by Reference				Included in this Registration Statement
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date

5.1	Opinion of Greenberg Traurig, LLP					X

23.1	Consent of PricewaterhouseCoopers LLP (Platform)					X

23.2	Consent of KPMG LLP (MacDermid)					X

23.3	Consent of KPMG LLP (Chemtura AgroSolutions)					X

23.4	Consent of Ernst & Young ShinNihon LLC (Arysta)					X

23.5	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1 herein)					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on November 12, 2014.

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:	/s/ Daniel H. Leever
Name:	Daniel H. Leever
Title:	Chief Executive Officer, President and Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Daniel H. Leever Daniel H. Leever	Chief Executive Officer, President and Vice Chairman (principal executive officer)	November 12, 2014

/s/ Frank J. Monteiro Frank J. Monteiro	Senior Vice President and Chief Financial Officer (principal financial officer)	November 12, 2014

* Robert L. Worshek	Vice President and Chief Accounting Officer (principal accounting officer)	November 12, 2014

* Martin E. Franklin	Chairman of the Board	November 12, 2014

* Ian G.H. Ashken	Director	November 12, 2014

* Nicolas Berggruen	Director	November 12, 2014

* Michael F. Goss	Director	November 12, 2014

* Ryan Israel	Director	November 12, 2014

* E. Stanley O’Neal	Director	November 12, 2014

*	The undersigned, pursuant to a power of attorney executed by each of the officers and directors above and filed with the SEC on November 3, 2014 on the signature page to the registration statement on Form S-1 and incorporated herein by reference, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to registration statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ Frank J. Monteiro
Name:	Frank J. Monteiro, Attorney-in-fact

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